EXHIBIT 23.1





CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm in the Registration Statement on Form S-8 for the registration of 657,500 shares of Surgical Safety Product Inc.'s common stock under the Company's 1999 Stock Option Plan and to the incorporation by reference therein of our report dated March 29, 2000 relating to the financial statements which appear in the Annual Report on Form 10K for the year ended December 31, 1999.


                                            /s/ Kerkering, Barbario & Co., P.A.
                                            ------------------------------------
                                            Kerkering, Barbario & Co., P.A.,
                                            Independent Public Accountants.

Sarasota, Florida
April 12, 2000